December 8, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of Data Systems & Software Inc. dated December 1, 2000.

Yours truly,

/s/ Deloitte & Touche LLP